UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2023

Montauk Renewables, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39919	85-3189583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5313 Campbells Run Road, Suite 200 Pittsburgh, PA 15205
(Address of principal executive offices) (Zip Code)

(412) 747-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNTK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 13, 2023, the Board of Directors (the “Board”) of Montauk Renewables, Inc. (the “Company”) approved the Amended and Restated Bylaws, effective as of such date (the “Amended and Restated Bylaws”). Among other updates, the Amended and Restated Bylaws:

•

address matters relating to Rule 14a-19 (the “Universal Proxy Rule”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including (i) requiring that any stockholder submitting a nomination notice make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with the Universal Proxy Rule, and if so, agree in writing that such stockholder will comply with the requirements of the Universal Proxy Rule; (ii) providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rule requirements; (iii) requiring that a stockholder inform the Company if such stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rule; and (iv) requiring stockholders intending to use the Universal Proxy Rule to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rule no later than five business days before the meeting upon request by the Company;

•

revise and enhance the procedures and disclosure requirements set forth in the advance notice bylaw provisions for director nominations made and business proposals submitted by stockholders (other than proposals submitted pursuant to Rule 14a-8 under the Exchange Act), including, without limitation, (i) requiring additional information, representations, and disclosures regarding proposing stockholders, proposed nominees, proposed business, and other persons related to, and acting in concert with, a stockholder and the stockholder’s solicitation of proxies; (ii) requiring a stockholder to be present in person to present its nomination or proposal at a stockholder meeting; (iii) clarifying that stockholders are not entitled to make additional or substitute nominations or proposals after the submission deadline; (iv) requiring that if requested by the Secretary of the Company, the Board or any committee of the Board, proposed nominees make themselves available for interviews by the Board and any committee of the Board within five business days following the delivery of such request or such other period specified in such request; and (v) clarifying the authority of the Secretary of the Company, the Board, or any committee of the Board to request additional information or written verification to demonstrate the accuracy of previously-provided information with respect to proposing stockholders, proposed nominees, and proposed business;

•

require any stockholders directly or indirectly soliciting proxies from other stockholders to use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board;

•

provide that the vote standard applicable to the proposal on the frequency of future advisory votes on executive compensation required by Section 14A(a)(2) of the Exchange Act (to determine whether the advisory vote on executive compensation will occur every one year, two years or three years) is a plurality of the votes cast by the Company’s stockholders and that for purposes of such vote neither abstentions nor broker non-votes will count as votes cast;

•

implement certain revisions to the Amended and Restated Bylaws in line with Delaware law, including (i) clarifying the requirements and procedures relating to virtual stockholder meetings and the notice procedures applicable to stockholder meetings, (ii) providing stockholder lists for meetings of stockholders; and (iii) describing the role and authority of the presiding officer at any meeting of stockholders; and

•

incorporate certain administrative, modernizing, and conforming changes to provide clarification and consistency, including those regarding meetings of the Board and of the stockholders and delivery of notices to stockholders.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws, as adopted on September 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTAUK RENEWABLES, INC.

Date: September 19, 2023	By:	/s/ Kevin A. Van Asdalan
	Name:	Kevin A. Van Asdalan
	Title:	Chief Financial Officer